Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER 2016

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER 2016

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Per Share Related Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Loans	8
Allowance for Credit Losses	9
Nonperforming Assets	10-11
Accruing Loans Past Due	12

Business Segment Results:

Descriptions	13
Period End Employees	13
Income and Revenue	14
Retail Banking	15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Non-Strategic Assets Portfolio	19

Glossary of Terms	20-24

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 13, 2017. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Fourth Quarter and Full Year 2016 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Per Share Related Information	3
4	Average Consolidated Balance Sheet	4-5
5	Details of Net Interest Margin	6
6	Total and Core Net Interest Income	7
7	Details of Net Interest Margin	7
8	Details of Core Net Interest Margin	7
9	Details of Loans	8
10	Change in Allowance for Loan and Lease Losses	9
11	Nonperforming Assets By Type	10
12	Change in Nonperforming Assets	11
13	Largest Individual Nonperforming Assets at December 31, 2016	11
14	Accruing Loans Past Due 30 To 59 Days	12
15	Accruing Loans Past Due 60 To 89 Days	12
16	Accruing Loans Past Due 90 Days or More	12
17	Period End Employees	13
18	Summary of Business Segment Income and Revenue	14
19	Retail Banking	15
20	Corporate & Institutional Banking	16
21	Asset Management Group	17
22	Residential Mortgage Banking	18
23	Non-Strategic Assets Portfolio	19

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Interest Income
Loans	$1,886	$1,856	$1,829	$1,843	$1,806	$7,414	$7,203
Investment securities	457	451	456	462	443	1,826	1,679
Other	110	101	99	102	109	412	441

Total interest income	2,453	2,408	2,384	2,407	2,358	9,652	9,323

Interest Expense
Deposits	114	107	104	105	106	430	403
Borrowed funds	209	206	212	204	160	831	642

Total interest expense	323	313	316	309	266	1,261	1,045

Net interest income	2,130	2,095	2,068	2,098	2,092	8,391	8,278

Noninterest Income
Asset management	399	404	377	341	399	1,521	1,567
Consumer services	349	348	354	337	349	1,388	1,335
Corporate services	387	389	403	325	394	1,504	1,491
Residential mortgage	142	160	165	100	113	567	566
Service charges on deposits	172	174	163	158	170	667	651
Other (a)	295	259	264	306	336	1,124	1,337

Total noninterest income	1,744	1,734	1,726	1,567	1,761	6,771	6,947

Total revenue	3,874	3,829	3,794	3,665	3,853	15,162	15,225
Provision For Credit Losses	67	87	127	152	74	433	255
Noninterest Expense
Personnel	1,231	1,239	1,226	1,145	1,252	4,841	4,831
Occupancy	210	215	215	221	208	861	842
Equipment	254	246	240	234	245	974	925
Marketing	60	72	61	54	56	247	249
Other	686	622	618	627	635	2,553	2,616

Total noninterest expense	2,441	2,394	2,360	2,281	2,396	9,476	9,463

Income before income taxes and noncontrolling interests	1,366	1,348	1,307	1,232	1,383	5,253	5,507
Income taxes	319	342	318	289	361	1,268	1,364

Net income	1,047	1,006	989	943	1,022	3,985	4,143

Less: Net income (loss) attributable to noncontrolling interests	22	18	23	19	14	82	37
Preferred stock dividends and discount accretion and redemptions (b)	43	64	43	65	43	215	225

Net income attributable to common shareholders	$982	$924	$923	$859	$965	$3,688	$3,881

Earnings Per Common Share
Basic	$2.01	$1.87	$1.84	$1.70	$1.90	$7.42	$7.52
Diluted	$1.97	$1.84	$1.82	$1.68	$1.87	$7.30	$7.39

Average Common Shares Outstanding
Basic	487	490	497	501	506	494	514
Diluted	494	496	503	507	513	500	521

Efficiency	63%	63%	62%	62%	62%	62%	62%
Noninterest income to total revenue	45%	45%	45%	43%	46%	45%	46%
Effective tax rate (c)	23.4%	25.4%	24.3%	23.5%	26.1%	24.1%	24.8%

(a)	Includes net gains (losses) on sales of securities of $(4) million, $7 million, $4 million, $9 million, and $2 million for the quarters ended December 31, 2016, September 30, 2016, June 30, 2016, March 30, 2016 and December 31, 2015, respectively, and $16 million and $43 million for the years ended December 31, 2016 and 2015, respectively.
(b)	Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Assets
Cash and due from banks	$4,879	$4,531	$4,196	$3,861	$4,065
Interest-earning deposits with banks (a)	25,711	27,058	26,750	29,478	30,546
Loans held for sale (b)	2,504	2,053	2,296	1,541	1,540
Investment securities - available for sale	60,104	61,941	56,884	57,415	55,760
Investment securities - held to maturity	15,843	16,573	14,917	15,154	14,768
Loans (b)	210,833	210,446	209,056	207,485	206,696
Allowance for loan and lease losses	(2,589)	(2,619)	(2,685)	(2,711)	(2,727)

Net loans	208,244	207,827	206,371	204,774	203,969
Equity investments (c)	10,728	10,605	10,469	10,391	10,587
Mortgage servicing rights	1,758	1,293	1,222	1,323	1,589
Goodwill	9,103	9,103	9,103	9,103	9,103
Other (b)	27,506	28,364	29,127	27,945	26,566

Total assets	$366,380	$369,348	$361,335	$360,985	$358,493

Liabilities
Deposits
Noninterest-bearing	$80,230	$82,159	$77,866	$78,151	$79,435
Interest-bearing	176,934	177,736	171,912	172,208	169,567

Total deposits	257,164	259,895	249,778	250,359	249,002
Borrowed funds
Federal Home Loan Bank borrowings	17,549	17,050	18,055	19,058	20,108
Bank notes and senior debt	22,972	22,431	23,588	21,594	21,298
Subordinated debt	8,009	8,708	8,764	8,707	8,556
Other (b)	4,176	3,352	4,164	4,819	4,570

Total borrowed funds	52,706	51,541	54,571	54,178	54,532
Allowance for unfunded loan commitments and letters of credit	301	310	303	282	261
Accrued expenses and other liabilities	9,281	10,757	9,984	9,838	8,718

Total liabilities	319,452	322,503	314,636	314,657	312,513

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,709	2,709	2,709	2,708	2,708
Capital surplus	16,651	16,159	16,108	16,039	16,197
Retained earnings	31,670	30,958	30,309	29,642	29,043
Accumulated other comprehensive income (loss)	(191)	646	736	532	130
Common stock held in treasury at cost: 57, 54, 49, 43 and 38 shares	(5,066)	(4,765)	(4,304)	(3,791)	(3,368)

Total shareholders’ equity	45,773	45,707	45,558	45,130	44,710
Noncontrolling interests	1,155	1,138	1,141	1,198	1,270

Total equity	46,928	46,845	46,699	46,328	45,980

Total liabilities and equity	$366,380	$369,348	$361,335	$360,985	$358,493

(a)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $25.1 billion, $26.6 billion, $26.3 billion, $29.0 billion, and $30.0 billion as of December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2016 Form 10-Q included, and our 2016 Form 10-K will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Per Share Related Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Basic
Net income	$1,047	$1,006	$989	$943	$1,022	$3,985	$4,143
Less:
Net income (loss) attributable to noncontrolling interests	22	18	23	19	14	82	37
Preferred stock dividends and discount accretion and redemptions (a)	43	64	43	65	43	215	225

Net income attributable to common shareholders	982	924	923	859	965	3,688	3,881
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	7	7	6	6	4	26	17

Net income attributable to basic common shares	$975	$917	$917	$853	$961	$3,662	$3,864
Basic weighted-average common shares outstanding	487	490	497	501	506	494	514
Basic earnings per common share	$2.01	$1.87	$1.84	$1.70	$1.90	$7.42	$7.52
Diluted
Net income attributable to basic common shares	$975	$917	$917	$853	$961	$3,662	$3,864
Less: Impact of BlackRock earnings per share dilution	2	4	3	3	4	12	18

Net income attributable to diluted common shares	$973	$913	$914	$850	$957	$3,650	$3,846
Basic weighted-average common shares outstanding	487	490	497	501	506	494	514
Dilutive potential common shares	7	6	6	6	7	6	7

Diluted weighted-average common shares outstanding	494	496	503	507	513	500	521
Diluted earnings per common share	$1.97	$1.84	$1.82	$1.68	$1.87	$7.30	$7.39

(a)	(a) Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$26,374	$25,825	$24,856	$24,696	$23,777	$25,442	$21,371
Non-agency	3,303	3,490	3,728	3,936	4,089	3,613	4,374
Commercial mortgage-backed	6,283	6,276	6,335	6,586	6,709	6,369	6,372
Asset-backed	5,977	5,823	5,672	5,486	5,280	5,741	5,234
U.S. Treasury and government agencies	12,805	9,929	9,673	9,936	8,996	10,590	6,486
Other	5,237	5,166	5,004	4,847	4,611	5,064	4,344

Total securities available for sale	59,979	56,509	55,268	55,487	53,462	56,819	48,181
Securities held to maturity
Residential mortgage-backed	11,465	10,521	10,215	9,906	9,345	10,529	8,238
Commercial mortgage-backed	1,532	1,666	1,755	1,821	1,878	1,693	1,976
Asset-backed	585	702	708	715	723	677	738
U.S. Treasury and government agencies	444	264	262	259	257	308	253
Other	2,030	1,983	1,986	2,081	2,193	2,020	2,279

Total securities held to maturity	16,056	15,136	14,926	14,782	14,396	15,227	13,484

Total investment securities	76,035	71,645	70,194	70,269	67,858	72,046	61,665
Loans
Commercial	101,880	100,320	99,991	99,068	98,212	100,319	98,093
Commercial real estate	29,247	29,034	28,659	27,967	26,714	28,729	25,177
Equipment lease financing	7,398	7,463	7,570	7,420	7,501	7,463	7,570
Consumer	57,164	57,163	57,467	58,212	59,108	57,499	60,094
Residential real estate	15,193	14,870	14,643	14,517	14,486	14,807	14,415

Total loans	210,882	208,850	208,330	207,184	206,021	208,817	205,349
Interest-earning deposits with banks	25,245	28,063	26,463	25,533	31,509	26,328	32,908
Other interest-earning assets	7,983	8,174	7,449	7,764	8,475	7,843	8,903

Total interest-earning assets	320,145	316,732	312,436	310,750	313,863	315,034	308,825
Noninterest-earning assets	46,041	47,138	46,554	45,163	46,533	46,226	46,139

Total assets	$366,186	$363,870	$358,990	$355,913	$360,396	$361,260	$354,964

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 4: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$67,271	$70,076	$72,442	$76,392	$81,199	$71,530	$81,911
Demand	55,223	53,428	52,218	49,770	47,778	52,701	46,649
Savings	35,224	31,791	28,131	23,343	17,851	29,643	14,719
Retail certificates of deposit	16,571	17,153	17,277	17,278	17,916	17,069	18,294
Time deposits in foreign offices and other time	1,838	1,757	1,779	2,040	2,709	1,821	2,392

Total interest-bearing deposits	176,127	174,205	171,847	168,823	167,453	172,764	163,965
Borrowed funds
Federal Home Loan Bank borrowings	17,465	17,524	18,716	19,855	20,796	18,385	21,365
Bank notes and senior debt	21,653	22,896	22,375	20,690	20,458	21,906	17,937
Subordinated debt	8,287	8,356	8,336	8,317	8,600	8,324	8,796
Other	4,127	4,205	4,206	4,764	5,159	4,324	8,415

Total borrowed funds	51,532	52,981	53,633	53,626	55,013	52,939	56,513

Total interest-bearing liabilities	227,659	227,186	225,480	222,449	222,466	225,703	220,478
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	80,925	78,303	75,775	77,306	79,479	78,085	76,398
Accrued expenses and other liabilities	10,828	11,855	11,390	10,255	12,563	11,083	12,210
Equity	46,774	46,526	46,345	45,903	45,888	46,389	45,878

Total liabilities and equity	$366,186	$363,870	$358,990	$355,913	$360,396	$361,260	$354,964

(a) Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 5: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.30%	2.39%	2.46%	2.57%	2.55%	2.43%	2.53%
Non-agency	5.18%	5.06%	4.79%	4.45%	4.90%	4.84%	4.73%
Commercial mortgage-backed	2.25%	2.47%	2.94%	2.79%	2.85%	2.62%	3.06%
Asset-backed	2.39%	2.31%	2.32%	2.19%	2.14%	2.30%	2.12%
U.S. Treasury and government agencies	1.41%	1.33%	1.50%	1.55%	1.09%	1.46%	1.22%
Other	2.97%	2.99%	3.02%	2.99%	3.11%	3.00%	3.36%
Total securities available for sale	2.33%	2.42%	2.54%	2.55%	2.53%	2.46%	2.65%
Securities held to maturity
Residential mortgage-backed	2.52%	2.71%	2.81%	3.02%	2.98%	2.75%	3.05%
Commercial mortgage-backed	4.12%	3.51%	3.61%	3.53%	3.67%	3.66%	3.80%
Asset-backed	2.29%	1.99%	1.91%	1.84%	1.61%	2.07%	1.49%
U.S. Treasury and government agencies	3.25%	3.81%	3.79%	3.80%	3.82%	3.57%	3.95%
Other	5.35%	6.58%	5.40%	5.35%	5.25%	5.64%	5.22%
Total securities held to maturity	3.04%	3.29%	3.22%	3.37%	3.36%	3.22%	3.46%
Total investment securities	2.48%	2.60%	2.68%	2.72%	2.71%	2.62%	2.83%
Loans
Commercial	3.11%	3.05%	3.08%	3.08%	2.97%	3.13%	3.03%
Commercial real estate	3.30%	3.23%	3.16%	3.51%	3.47%	3.36%	3.56%
Equipment lease financing	3.33%	4.06%	3.44%	3.40%	3.41%	3.56%	3.43%
Consumer	4.35%	4.32%	4.28%	4.29%	4.15%	4.31%	4.17%
Residential real estate	4.64%	4.60%	4.84%	4.74%	4.79%	4.70%	4.84%
Total loans	3.59%	3.57%	3.56%	3.60%	3.52%	3.61%	3.57%
Interest-earning deposits with banks	.56%	.50%	.51%	.50%	.29%	.52%	.26%
Other interest-earning assets	3.80%	3.23%	3.59%	3.62%	4.01%	3.56%	4.00%
Total yield on interest-earning assets	3.09%	3.07%	3.10%	3.15%	3.03%	3.13%	3.08%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.21%	.19%	.20%	.22%	.25%	.20%	.26%
Demand	.08%	.08%	.08%	.07%	.06%	.08%	.06%
Savings	.42%	.40%	.39%	.39%	.33%	.40%	.22%
Retail certificates of deposit	.71%	.70%	.70%	.70%	.69%	.70%	.69%
Time deposits in foreign offices and other time	.23%	.24%	.24%	.27%	.16%	.27%	.17%
Total interest-bearing deposits	.26%	.25%	.24%	.25%	.25%	.25%	.25%
Borrowed funds
Federal Home Loan Bank borrowings	1.01%	.86%	.80%	.68%	.52%	.84%	.49%
Bank notes and senior debt	1.55%	1.50%	1.62%	1.66%	1.11%	1.61%	1.24%
Subordinated debt	3.05%	3.06%	3.26%	3.29%	2.65%	3.17%	2.68%
Other	1.41%	1.41%	1.39%	1.24%	1.31%	1.39%	.94%
Total borrowed funds	1.60%	1.53%	1.57%	1.51%	1.15%	1.57%	1.14%
Total rate on interest-bearing liabilities	.56%	.54%	.56%	.55%	.47%	.56%	.47%

Interest rate spread	2.53%	2.53%	2.54%	2.60%	2.56%	2.57%	2.61%
Impact of noninterest-bearing sources (b)	.16	.15	.16	.15	.14	.16	.13

Net interest margin	2.69%	2.68%	2.70%	2.75%	2.70%	2.73%	2.74%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, were $50 million, $49 million, $48 million, $48 million and $48 million, respectively. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2016 and December 31, 2015 were $195 million and $196 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 6: Total and Core Net Interest Income (Non-GAAP)

	Three months ended					Year ended
In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Core net interest income (Non-GAAP) (a)	$2,064	$2,033	$2,004	$2,012	$2,002	$8,113	$7,859
Purchase accounting accretion (b)	66	62	64	86	90	278	419

Total net interest income	$2,130	$2,095	$2,068	$2,098	$2,092	$8,391	$8,278

(a)	We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.
(b)	Purchase accounting accretion includes purchase accounting accretion and cash recoveries on purchased impaired loans.

Table 7: Details of Net Interest Margin (c)

	Three months ended					Year ended
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.48%	2.60%	2.68%	2.72%	2.71%	2.62%	2.83%
Total loans	3.59%	3.57%	3.56%	3.60%	3.52%	3.61%	3.57%
Other	1.33%	1.12%	1.18%	1.23%	1.08%	1.21%	1.06%
Total yield on interest-earning assets	3.09%	3.07%	3.10%	3.15%	3.03%	3.13%	3.08%
Rate on interest-bearing liabilities
Total interest-bearing deposits	.26%	.25%	.24%	.25%	.25%	.25%	.25%
Total borrowed funds	1.60%	1.53%	1.57%	1.51%	1.15%	1.57%	1.14%
Total rate on interest-bearing liabilities	.56%	.54%	.56%	.55%	.47%	.56%	.47%
Interest rate spread	2.53%	2.53%	2.54%	2.60%	2.56%	2.57%	2.61%
Impact of noninterest-bearing sources	.16	.15	.16	.15	.14	.16	.13

Net interest margin	2.69%	2.68%	2.70%	2.75%	2.70%	2.73%	2.74%

(c)	See note (a) on page 6.

Table 8: Details of Core Net Interest Margin (Non-GAAP) (d)

	Three months ended					Year ended
	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.44%	2.57%	2.64%	2.68%	2.66%	2.58%	2.77%
Total loans	3.45%	3.43%	3.42%	3.42%	3.34%	3.46%	3.36%
Other	1.31%	1.11%	1.18%	1.24%	1.06%	1.20%	1.05%
Total yield on interest-earning assets	2.99%	2.97%	3.00%	3.02%	2.90%	3.02%	2.93%
Rate on interest-bearing liabilities
Total interest-bearing deposits	.26%	.25%	.24%	.25%	.26%	.25%	.26%
Total borrowed funds	1.46%	1.38%	1.44%	1.38%	1.02%	1.43%	1.02%
Total rate on interest-bearing liabilities	.53%	.51%	.53%	.52%	.44%	.53%	.45%
Interest rate spread	2.46%	2.46%	2.47%	2.50%	2.46%	2.49%	2.48%
Impact of noninterest-bearing sources	.16	.15	.16	.15	.14	.16	.13

Core net interest margin (Non-GAAP)	2.62	2.61	2.63	2.65	2.60	2.65	2.61
Purchase accounting accretion impact on net interest margin	.07	.07	.07	.10	.10	.08	.13

Net interest margin (e)	2.69%	2.68%	2.70%	2.75%	2.70%	2.73%	2.74%

(d)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.
(e)	See note (a) on page 6.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 9: Details of Loans (Unaudited)

In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Commercial
Retail/wholesale trade	$16,752	$17,211	$16,786	$16,736	$16,661
Manufacturing	18,891	19,813	19,665	20,104	19,014
Service providers	14,707	14,159	14,258	14,141	13,970
Real estate related (a)	11,920	12,045	11,965	12,153	11,659
Financial services	7,241	7,203	7,400	6,084	7,234
Health care	9,491	9,148	9,092	9,106	9,210
Other industries	22,362	21,933	21,396	20,992	20,860

Total commercial	101,364	101,512	100,562	99,316	98,608

Commercial real estate
Real estate projects (b)	16,312	16,851	16,468	16,199	15,697
Commercial mortgage	12,698	12,422	12,372	12,031	11,771

Total commercial real estate	29,010	29,273	28,840	28,230	27,468

Equipment lease financing	7,581	7,378	7,620	7,584	7,468

Total commercial lending	137,955	138,163	137,022	135,130	133,544

Consumer
Home equity
Lines of credit	17,738	18,014	18,203	18,458	18,828
Installment	12,211	12,418	12,680	13,000	13,305
Credit card	5,282	5,029	4,896	4,746	4,862
Other consumer
Automobile	12,380	11,898	11,449	11,177	11,157
Education	5,159	5,337	5,482	5,701	5,881
Other	4,510	4,446	4,525	4,601	4,708

Total consumer	57,280	57,142	57,235	57,683	58,741

Residential real estate
Residential mortgage	15,381	14,915	14,562	14,425	14,162
Residential construction	217	226	237	247	249

Total residential real estate	15,598	15,141	14,799	14,672	14,411

Total consumer lending	72,878	72,283	72,034	72,355	73,152

Total loans (c)	$210,833	$210,446	$209,056	$207,485	$206,696

(a)	Includes loans to customers in the real estate and construction industries.
(b)	Includes both construction loans and intermediate financing for projects.
(c)	Includes purchased impaired loans of $3.0 billion, $3.1 billion, $3.2 billion, $3.4 billion and $3.5 billion at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses (Unaudited)

Table 10: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Beginning balance	$2,619	$2,685	$2,711	$2,727	$3,237
Gross charge-offs:
Commercial	(61)	(107)	(86)	(78)	(61)
Commercial real estate	(4)	(2)	(10)	(10)	(15)
Equipment lease financing	(1)	(1)	(2)	(1)	(3)
Home equity	(28)	(39)	(28)	(48)	(42)
Residential real estate	(3)	(3)		(8)	(7)
Credit card	(39)	(39)	(41)	(42)	(39)
Other consumer	(58)	(52)	(46)	(49)	(49)

Total gross charge-offs	(194)	(243)	(213)	(236)	(216)
Recoveries:
Commercial	30	26	28	33	31
Commercial real estate	14	12	13	12	20
Equipment lease financing	1	7	1	1	1
Home equity	21	25	17	21	24
Residential real estate	2	2	2	3	3
Credit card	5	5	5	4	5
Other consumer	15	12	13	13	12

Total recoveries	88	89	79	87	96
Net (charge-offs) / recoveries:
Commercial	(31)	(81)	(58)	(45)	(30)
Commercial real estate	10	10	3	2	5
Equipment lease financing		6	(1)		(2)
Home equity	(7)	(14)	(11)	(27)	(18)
Residential real estate	(1)	(1)	2	(5)	(4)
Credit card	(34)	(34)	(36)	(38)	(34)
Other consumer	(43)	(40)	(33)	(36)	(37)

Total net charge-offs	(106)	(154)	(134)	(149)	(120)
Provision for credit losses	67	87	127	152	74
Net recoveries / (write-offs) of purchased impaired loans and other		8	2	2	(469)
Net change in allowance for unfunded loan commitments and letters of credit	9	(7)	(21)	(21)	5

Ending balance	$2,589	$2,619	$2,685	$2,711	$2,727

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.20%	.29%	.26%	.29%	.23%
Allowance for loan and lease losses to total loans (a)	1.23	1.24	1.28	1.31	1.32
Commercial lending net charge-offs	$(21)	$(65)	$(56)	$(43)	$(27)
Consumer lending net charge-offs	(85)	(89)	(78)	(106)	(93)

Total net charge-offs	$(106)	$(154)	$(134)	$(149)	$(120)
Net charge-offs to average loans
Commercial lending	.06%	.19%	.17%	.13%	.08%
Consumer lending	.47%	.49%	.44%	.59%	.50%

(a)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited)

Table 11: Nonperforming Assets by Type

In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$87	$59	$80	$50	$55
Manufacturing	31	43	69	83	79
Service providers	40	43	69	76	68
Real estate related (a)	47	68	73	36	40
Financial services	1	1	1	1	1
Health care	30	22	26	32	32
Other industries	260	285	288	274	76

Total commercial	496	521	606	552	351

Commercial real estate	143	152	143	160	187
Equipment lease financing	16	18	19	20	7

Total commercial lending	655	691	768	732	545

Consumer lending (b)
Home equity	914	895	926	957	977
Residential real estate	501	502	513	536	549
Credit card	4	4	4	4	3
Other consumer
Automobile	55	41	38	37	35
Education and other	15	13	15	15	17

Total consumer lending	1,489	1,455	1,496	1,549	1,581

Total nonperforming loans (c)(d)	2,144	2,146	2,264	2,281	2,126

OREO and foreclosed assets	230	229	251	271	299

Total nonperforming assets	$2,374	$2,375	$2,515	$2,552	$2,425

Nonperforming loans to total loans	1.02%	1.02%	1.08%	1.10%	1.03%
Nonperforming assets to total loans, OREO and foreclosed assets	1.12%	1.13%	1.20%	1.23%	1.17%
Nonperforming assets to total assets	.65%	.64%	.70%	.71%	.68%
Allowance for loan and lease losses to nonperforming loans (e)	121%	122%	119%	119%	128%

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(d)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.4 billion, $.4 billion, $.4 billion, $.5 billion and $.6 billion at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, which included $.2 billion, of loans that are government insured/guaranteed at December 31, 2016 and $.3 billion for all remaining periods presented.
(e)	See our 2015 Form 10-K for information on our change in derecognition policy effective December 31, 2015 for certain purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited) (Continued)

Table 12: Change in Nonperforming Assets

In millions	October 1, 2016 - December 31, 2016	July 1, 2016 - September 30, 2016	April 1, 2016 - June 30, 2016	January 1, 2016- March 31, 2016	October 1, 2015 - December 31, 2015
Beginning balance	$2,375	$2,515	$2,552	$2,425	$2,490
New nonperforming assets	518	370	405	542	370
Charge-offs and valuation adjustments	(132)	(153)	(158)	(161)	(132)
Principal activity, including paydowns and payoffs	(279)	(171)	(149)	(98)	(143)
Asset sales and transfers to loans held for sale	(57)	(113)	(76)	(90)	(68)
Returned to performing status	(51)	(73)	(59)	(66)	(92)

Ending balance	$2,374	$2,375	$2,515	$2,552	$2,425

Table 13: Largest Individual Nonperforming Assets at December 31, 2016 (a)

In millions
Ranking	Outstandings	Industry
1	$46	Mining, Quarrying, Oil and Gas Extraction
2	37	Mining, Quarrying, Oil and Gas Extraction
3	26	Mining, Quarrying, Oil and Gas Extraction
4	24	Transportation and Warehousing
5	24	Mining, Quarrying, Oil and Gas Extraction
6	24	Mining, Quarrying, Oil and Gas Extraction
7	23	Mining, Quarrying, Oil and Gas Extraction
8	20	Mining, Quarrying, Oil and Gas Extraction
9	18	Wholesale Trade
10	18	Real Estate, Rental and Leasing

Total	$260

As a percent of total nonperforming assets 11%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited)

Table 14: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015
Commercial	$81	$64	$61	$85	$69	.08%	.06%	.06%	.09%	.07%
Commercial real estate	5	26	5	6	10	.02%	.09%	.02%	.02%	.04%
Equipment lease financing	29	1	1	21	19	.38%	.01%	.01%	.28%	.25%
Home equity	64	55	63	57	63	.21%	.18%	.20%	.18%	.20%
Residential real estate
Non government insured	103	60	71	77	86	.66%	.40%	.48%	.52%	.60%
Government insured	56	50	57	62	56	.36%	.33%	.39%	.42%	.39%
Credit card	33	28	25	25	28	.62%	.56%	.51%	.53%	.58%
Other consumer
Automobile	51	38	38	33	41	.41%	.32%	.33%	.30%	.37%
Education and other
Non government insured	37	28	33	24	23	.38%	.29%	.33%	.23%	.22%
Government insured	103	104	110	116	116	1.07%	1.06%	1.10%	1.13%	1.10%

Total	$562	$454	$464	$506	$511	.27%	.22%	.22%	.24%	.25%

Table 15: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015
Commercial	$20	$24	$34	$18	$32	.02%	.02%	.03%	.02%	.03%
Commercial real estate	2	1	11	1	4	.01%	.00%	.04%	.00%	.01%
Equipment lease financing	1	2	4		2	.01%	.03%	.05%		.03%
Home equity	30	27	27	27	30	.10%	.09%	.09%	.09%	.09%
Residential real estate
Non government insured	18	20	18	17	20	.12%	.13%	.12%	.12%	.14%
Government insured	50	51	47	44	45	.32%	.34%	.32%	.30%	.31%
Credit card	21	19	17	17	19	.40%	.38%	.35%	.36%	.39%
Other consumer
Automobile	12	11	10	8	10	.10%	.09%	.09%	.07%	.09%
Education and other
Non government insured	12	13	11	13	11	.12%	.13%	.11%	.13%	.10%
Government insured	66	68	64	64	75	.68%	.70%	.64%	.62%	.71%

Total	$232	$236	$243	$209	$248	.11%	.11%	.12%	.10%	.12%

Table 16: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Dec. 31 2015
Commercial	$39	$37	$38	$39	$45	.04%	.04%	.04%	.04%	.05%
Residential real estate
Non government insured	24	18	23	23	21	.15%	.12%	.16%	.16%	.15%
Government insured	476	478	466	483	545	3.05%	3.16%	3.15%	3.29%	3.78%
Credit card	37	31	30	32	33	.70%	.62%	.61%	.67%	.68%
Other consumer
Automobile	5	4	3	3	4	.04%	.03%	.03%	.03%	.04%
Education and other
Non government insured	10	9	10	9	13	.10%	.09%	.10%	.09%	.12%
Government insured	191	189	184	193	220	1.98%	1.93%	1.84%	1.87%	2.08%

Total	$782	$766	$754	$782	$881	.37%	.36%	.36%	.38%	.43%

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides advisory, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds and investment strategies. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on PNC’s balance sheet. Loan sales are primarily to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit, and a small commercial lending portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2016, our economic interest in BlackRock was 22%.

Table 17: Period End Employees

	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015
Full-time employees
Retail Banking	21,535	21,654	21,649	21,903	21,896
Other full-time employees	27,825	27,597	27,365	27,331	27,252

Total full-time employees	49,360	49,251	49,014	49,234	49,148

Part-time employees
Retail Banking	2,269	2,354	2,595	2,684	2,877
Other part-time employees	377	438	781	462	488

Total part-time employees	2,646	2,792	3,376	3,146	3,365

Total	52,006	52,043	52,390	52,380	52,513

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 18: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income (Loss)
Retail Banking	$229	$223	$307	$268	$213	$1,027	$907
Corporate & Institutional Banking	577	537	490	431	539	2,035	2,031
Asset Management Group	55	58	48	49	51	210	194
Residential Mortgage Banking	39	13	46	(13)	(17)	85	26
Non-Strategic Assets Portfolio	58	54	29	52	96	193	301
Other, including BlackRock (b) (c)	89	121	69	156	140	435	684

Net income	$1,047	$1,006	$989	$943	$1,022	$3,985	$4,143

Revenue
Retail Banking	$1,619	$1,647	$1,682	$1,650	$1,645	$6,598	$6,449
Corporate & Institutional Banking	1,428	1,390	1,387	1,304	1,419	5,509	5,429
Asset Management Group	288	294	289	280	288	1,151	1,161
Residential Mortgage Banking	209	191	210	130	155	740	734
Non-Strategic Assets Portfolio	86	80	78	97	109	341	445
Other, including BlackRock (b) (c)	244	227	148	204	237	823	1,007

Total revenue	$3,874	$3,829	$3,794	$3,665	$3,853	$15,162	$15,225

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2016 Form 10-K will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 19: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income Statement
Net interest income	$1,105	$1,120	$1,118	$1,113	$1,074	$4,456	$4,226
Noninterest income	514	527	564	537	571	2,142	2,223

Total revenue	1,619	1,647	1,682	1,650	1,645	6,598	6,449
Provision for credit losses	74	104	29	77	108	284	259
Noninterest expense	1,184	1,191	1,168	1,150	1,203	4,693	4,761

Pretax earnings	361	352	485	423	334	1,621	1,429
Income taxes	132	129	178	155	121	594	522

Earnings	$229	$223	$307	$268	$213	$1,027	$907

Average Balance Sheet
Loans
Consumer
Home equity	$25,768	$26,005	$26,308	$26,743	$27,202	$26,204	$27,657
Automobile	11,868	11,353	10,978	10,787	10,608	11,248	10,433
Education	5,289	5,454	5,642	5,865	6,026	5,562	6,307
Credit cards	5,099	4,943	4,788	4,722	4,675	4,889	4,527
Other	1,762	1,783	1,793	1,823	1,870	1,790	1,881

Total consumer	49,786	49,538	49,509	49,940	50,381	49,693	50,805
Commercial and commercial real estate	11,788	11,937	12,319	12,551	12,588	12,147	12,705
Residential mortgage	471	508	536	596	609	528	680

Total loans	$62,045	$61,983	$62,364	$63,087	$63,578	$62,368	$64,190
Total assets	$71,252	$71,219	$71,544	$72,216	$72,677	$71,556	$73,240

Deposits
Noninterest-bearing demand	$28,111	$27,523	$26,945	$26,209	$26,395	$27,200	$24,119
Interest-bearing demand	39,216	38,539	38,897	37,860	36,726	38,629	36,189
Money market	42,041	44,243	47,072	50,405	53,981	45,926	54,576
Savings	32,111	29,268	26,128	21,780	16,991	27,340	14,358
Certificates of deposit	14,172	14,631	15,048	15,350	15,789	14,798	16,518

Total deposits	$155,651	$154,204	$154,090	$151,604	$149,882	$153,893	$145,760

Performance Ratios
Return on average assets	1.28%	1.24%	1.72%	1.51%	1.16%	1.44%	1.24%
Noninterest income to total revenue	32%	32%	34%	33%	35%	32%	34%
Efficiency	73%	72%	69%	70%	73%	71%	74%

Supplemental Noninterest Income Information
Service charges on deposits	$165	$168	$155	$151	$164	$639	$623
Brokerage	$73	$73	$74	$75	$72	$295	$284
Consumer services	$269	$267	$271	$254	$268	$1,061	$1,015

Other information (b)
Customer-related statistics (average):
Non-teller deposit transactions (c)	51%	50%	48%	47%	46%	49%	43%
Digital consumer customers (d)	60%	59%	57%	56%	55%	58%	52%

Credit-related statistics:
Nonperforming assets	$1,003	$970	$995	$1,023	$1,045
Net charge-offs	$89	$89	$75	$96	$93	$349	$344

Other statistics:
ATMs	9,024	9,045	8,993	8,940	8,956
Branches (e)	2,520	2,600	2,601	2,613	2,616
Universal branches (f)	526	475	467	362	359
Brokerage account client assets (billions) (g)	$44	$44	$44	$43	$43

(a)	See note (a) on page 14.
(b)	Presented as of period end, except for customer-related statistics which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs which are for the three months and year ended, respectively.
(c)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(d)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(e)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(f)	Included in total branches, represents branches operating under our Universal model.
(g)	Amounts include cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 20: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income Statement
Net interest income	$906	$873	$854	$870	$881	$3,503	$3,494
Noninterest income	522	517	533	434	538	2,006	1,935

Total revenue	1,428	1,390	1,387	1,304	1,419	5,509	5,429
Provision for credit losses (benefit)	(1)	12	69	107	23	187	106
Noninterest expense	550	555	549	521	554	2,175	2,148

Pretax earnings	879	823	769	676	842	3,147	3,175
Income taxes	302	286	279	245	303	1,112	1,144

Earnings	$577	$537	$490	$431	$539	$2,035	$2,031

Average Balance Sheet
Loans held for sale	$965	$994	$801	$708	$944	$868	$966
Loans
Commercial	$90,166	$88,481	$87,741	$86,645	$85,750	$88,264	$85,416
Commercial real estate	27,023	26,866	26,497	25,817	24,520	26,553	23,036
Equipment lease financing	6,747	6,817	6,929	6,783	6,865	6,819	6,940

Total commercial lending	123,936	122,164	121,167	119,245	117,135	121,636	115,392
Consumer	349	394	441	499	553	420	866

Total loans	$124,285	$122,558	$121,608	$119,744	$117,688	$122,056	$116,258
Total assets	$140,681	$139,806	$138,305	$135,521	$133,083	$138,587	$132,032

Deposits
Noninterest-bearing demand	$47,931	$45,957	$44,213	$46,962	$48,763	$46,269	$48,318
Money market	21,537	21,979	21,141	21,229	21,788	21,473	22,185
Other	16,122	15,041	12,958	11,316	11,414	13,869	10,189

Total deposits	$85,590	$82,977	$78,312	$79,507	$81,965	$81,611	$80,692

Performance Ratios
Return on average assets	1.63%	1.52%	1.42%	1.29%	1.61%	1.47%	1.54%
Noninterest income to total revenue	37%	37%	38%	33%	38%	36%	36%
Efficiency	39%	40%	40%	40%	39%	39%	40%

Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$487	$461	$459	$453	$447
Consolidated revenue from: (d)
Treasury Management (e)	$407	$400	$385	$377	$389	$1,569	$1,388
Capital Markets (e)	$208	$213	$235	$152	$221	$808	$813
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$50	$27	$24	$26	$46	$127	$140
Commercial mortgage loan servicing income (g)	63	66	66	66	70	261	261
Commercial mortgage servicing rights valuation, net of economic hedge (h)	22	1	20	1	3	44	28

Total	$135	$94	$110	$93	$119	$432	$429
Average Loans (by C&IB business)
Corporate Banking	$59,126	$58,238	$57,700	$56,166	$56,784	$57,813	$57,774
Real Estate	37,262	36,721	36,193	35,784	33,361	36,493	31,312
Business Credit	14,741	14,772	14,865	14,672	14,945	14,763	14,615
Equipment Finance	11,445	11,125	11,143	11,014	10,948	11,182	10,954
Other	1,711	1,702	1,707	2,108	1,650	1,805	1,603

Total average loans	$124,285	$122,558	$121,608	$119,744	$117,688	$122,056	$116,258
Net carrying amount of commercial mortgage servicing rights (c)	$576	$473	$448	$460	$526
Credit-related statistics:
Nonperforming assets (c)	$654	$671	$752	$701	$518
Net charge-offs	$18	$69	$59	$41	$24	$187	$30

(a)	See note (a) on page 14.
(b)	Represents loans serviced for PNC and others.
(c)	Presented as of period end.
(d)	Represents consolidated PNC amounts.
(e)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(f)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(g)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 21: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income Statement
Net interest income	$73	$74	$76	$77	$77	$300	$292
Noninterest income	215	220	213	203	211	851	869

Total revenue	288	294	289	280	288	1,151	1,161
Provision for credit losses (benefit)	(6)	(3)	6	(3)	(2)	(6)	9
Noninterest expense	207	206	206	206	210	825	846

Pretax earnings	87	91	77	77	80	332	306
Income taxes	32	33	29	28	29	122	112

Earnings	$55	$58	$48	$49	$51	$210	$194

Average Balance Sheet
Loans
Consumer	$5,266	$5,350	$5,501	$5,630	$5,653	$5,436	$5,655
Commercial and commercial real estate	738	721	769	788	817	754	880
Residential mortgage	1,137	1,069	1,023	1,003	979	1,058	919

Total loans	$7,141	$7,140	$7,293	$7,421	$7,449	$7,248	$7,454
Total assets	$7,597	$7,588	$7,756	$7,887	$7,917	$7,707	$7,920

Deposits
Noninterest-bearing demand	$1,497	$1,426	$1,393	$1,407	$1,466	$1,431	$1,272
Interest-bearing demand	3,844	3,845	4,085	4,280	4,199	4,013	4,144
Money market	3,682	3,850	4,229	4,758	5,426	4,128	5,161
Savings	3,113	2,524	2,002	1,563	859	2,303	361
Other	272	275	279	275	266	275	277

Total deposits	$12,408	$11,920	$11,988	$12,283	$12,216	$12,150	$11,215

Performance Ratios
Return on average assets	2.87%	3.03%	2.48%	2.52%	2.56%	2.72%	2.45%
Noninterest income to total revenue	75%	75%	74%	73%	73%	74%	75%
Efficiency	72%	70%	71%	74%	73%	72%	73%

Other Information
Nonperforming assets (b)	$53	$51	$48	$54	$53
Net charge-offs (recoveries)	$2	$1	$2	$4	$(1)	$9	$13

Client Assets Under Administration (in billions) (b) (c) (d)
Discretionary client assets under management	$137	$138	$135	$135	$134
Nondiscretionary client assets under administration	129	128	126	125	125

Total	$266	$266	$261	$260	$259

Discretionary client assets under management
Personal	$85	$85	$84	$84	$85
Institutional	52	53	51	51	49

Total	$137	$138	$135	$135	$134

Equity	$73	$73	$72	$72	$72
Fixed income	39	40	40	40	40
Liquidity/Other	25	25	23	23	22

Total	$137	$138	$135	$135	$134

(a)	See note (a) on page 14.
(b)	As of period end.
(c)	Excludes brokerage account client assets.
(d)	As a result of certain investment advisory services performed by one of our registered investment advisors, certain assets are reported as both discretionary client assets under management and nondiscretionary client assets under administration. The amount of such assets was approximately $9 billion, $9 billion, $9 billion, $7 billion, and $6 billion as of December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 22: Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income Statement
Net interest income	$26	$28	$28	$25	$30	$107	$121
Noninterest income	183	163	182	105	125	633	613

Total revenue	209	191	210	130	155	740	734
Provision for credit losses (benefit)	—	—	1	(1)	—	—	2
Noninterest expense	148	170	136	152	181	606	691

Pretax earnings (loss)	61	21	73	(21)	(26)	134	41
Income taxes (benefit)	22	8	27	(8)	(9)	49	15

Earnings (loss)	$39	$13	$46	$(13)	$(17)	$85	$26

Average Balance Sheet
Loans held for sale	$1,058	$1,046	$843	$800	$949	$937	$1,107
Loans	$946	$946	$962	$1,028	$1,037	$970	$1,140
Mortgage servicing rights (MSR)	$1,076	$842	$903	$995	$1,063	$954	$991
Total assets	$5,980	$6,160	$5,768	$6,306	$6,477	$6,053	$6,840

Total deposits	$2,906	$2,947	$2,777	$2,330	$2,469	$2,741	$2,428

Performance Ratios
Return on average assets	2.59%	.84%	3.20%	(.84)%	(1.04)%	1.40%	.38%
Noninterest income to total revenue	88%	85%	87%	81%	81%	86%	84%
Efficiency	71%	89%	65%	117%	117%	82%	94%

Residential Mortgage Servicing Portfolio (in billions except where noted) (b)
Serviced portfolio balance (c)	$125	$126	$126	$125	$123
Portfolio acquisitions	$3	$5	$6	$5	$5	$19	$29
MSR asset value (c)	$1.2	$.8	$.8	$.9	$1.1
MSR capitalization value (in basis points) (c)	94	65	61	69	86
Consolidated revenue from: (in millions) (d)
Servicing fees	$42	$45	$50	$55	$52	$192	$178
Mortgage servicing rights valuation, net of economic hedge	$35	$30	$35	$(8)	$6	$92	$89

Other Information
Loan origination volume (in billions)	$3.0	$3.1	$2.6	$1.9	$2.3	$10.6	$10.5
Loan sale margin percentage	2.79%	3.33%	3.42%	3.21%	2.91%	3.17%	3.32%
Loan sales revenue (e)	$82	$103	$95	$64	$64	$344	$342
Percentage of originations represented by:
Purchase volume (f)	33%	41%	48%	40%	45%	40%	45%
Refinance volume	67%	59%	52%	60%	55%	60%	55%
Nonperforming assets (c)	$51	$57	$65	$75	$81

(a)	See note (a) on page 14.
(b)	Represents loans serviced for third parties.
(c)	As of period end.
(d)	Represents consolidated PNC amounts.
(e)	Amounts include intercompany loan sales revenue from affiliates that is eliminated in consolidation of $17 million, $18 million, $15 million, $11 million and $9 million for the quarters ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively, and $61 million and $43 million for the years ended December 31, 2016 and 2015, respectively.
(f)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 23: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2016	September 30 2016	June 30 2016	March 31 2016	December 31 2015	December 31 2016	December 31 2015
Income Statement
Net interest income	$78	$72	$73	$75	$90	$298	$392
Noninterest income	8	8	5	22	19	43	53

Total revenue	86	80	78	97	109	341	445
Provision for credit losses (benefit)	(14)	(22)	13	(7)	(53)	(30)	(114)
Noninterest expense	9	16	20	21	10	66	83

Pretax earnings	91	86	45	83	152	305	476
Income taxes	33	32	16	31	56	112	175

Earnings	$58	$54	$29	$52	$96	$193	$301

Average Balance Sheet
Loans
Commercial lending	$695	$698	$701	$708	$722	$700	$737
Consumer lending
Home equity	1,764	1,884	2,018	2,144	2,523	1,952	2,774
Residential real estate	2,885	2,999	3,132	3,245	3,565	3,065	3,877

Total consumer lending	4,649	4,883	5,150	5,389	6,088	5,017	6,651

Total loans	5,344	5,581	5,851	6,097	6,810	5,717	7,388
Other assets (b)	(274)	(279)	(312)	(281)	(623)	(265)	(682)

Total assets	$5,070	$5,302	$5,539	$5,816	$6,187	$5,452	$6,706

Performance Ratios
Return on average assets	4.54%	4.04%	2.10%	3.63%	6.16%	3.54%	4.49%
Noninterest income to total revenue	9%	10%	6%	23%	17%	13%	12%
Efficiency	10%	20%	26%	22%	9%	19%	19%

Other Information
Nonperforming assets (c)	$410	$433	$460	$499	$529
Purchased impaired loans (c) (d)	$2,419	$2,512	$2,628	$2,737	$2,839
Net charge-offs (recoveries)	$(3)	$(6)	$(2)	$8	$4	$(3)	$(4)
Loans (c)
Commercial lending	$693	$693	$696	$703	$713
Consumer lending
Home equity	1,707	1,826	1,952	2,088	2,203
Residential real estate	2,824	2,933	3,062	3,190	3,300

Total consumer lending	4,531	4,759	5,014	5,278	5,503

Total loans	$5,224	$5,452	$5,710	$5,981	$6,216

(a)	See note (a) on page 14.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Credit valuation adjustment (CVA) – Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Criticized commercial loans – Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC during the applicable presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

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Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.